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                                                                     EXHIBIT 3.6

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                           PEET'S COFFEE & TEA, INC.


                                      I.

                                     Name

           The name of this corporation is Peet's Coffee & Tea, Inc.

                                      II.

                               Authorized Shares

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is sixty million (60,000,000). Fifty million (50,000,000) shares shall be Common Stock, each having no par value. Ten million (10,000,000) shares shall be Preferred Stock, each having no par value.

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Washington Business Corporations Act (the "Act"). The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                     III.

                                   Directors

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its
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directors and of its shareholders or any class thereof, as the case may be, it is further provided that:

     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.


     B.

          1. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At each annual meeting of shareholders, directors shall be elected for a term of three years to succeed the directors of the class whose terms expire at such annual meeting. During such time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"), this Section B of Article III shall become effective and be applicable only when the corporation is a "listed" corporation within the meaning of Section 301.5 of the CGCL.

          2. If the corporation is unable to have a classified board under applicable law, Section B.1 of this Article III shall not apply and all directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting.



          3. No shareholder entitled to vote at an election for directors may cumulate votes to which such shareholder is entitled, unless, at the time of such election, the corporation is (i) subject to Section 2115(b) of the CGCL and
(ii) is not or ceases to be a "listed" corporation under Section 301.5 of the CGCL. During this time, every shareholder entitled to vote at an election for directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are otherwise entitled, or distribute the shareholder's votes on the same principle among as many candidates as such shareholder thinks fit. No shareholder, however, shall be entitled to so cumulate such shareholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and
(ii) the shareholder has given notice at the meeting, prior to the voting, of such shareholder's intention to cumulate such shareholder's votes. If any shareholder has given proper notice to cumulate votes, all shareholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

     Notwithstanding the foregoing provisions of this section, every director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                       2.
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     C.

          1.   During such time or times that the corporation is subject to
Section 2115(b) of the CGCL, the Board of Directors or an individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

          2.   At any time or times that the corporation is not subject to
Section 2115(b) of the CGCL and subject to any limitations imposed by law,
Section III.C.1 above shall no longer apply and removal shall be effected only for cause.

     D.

          1. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the shareholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

          2. If at the time of filling any vacancy or any newly created directorship the directors then in office shall constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all Directors in office.

          3. At any time or times that the corporation is subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by shareholders shall constitute less than a majority of the directors then in office, then

               a. Any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding have the right to vote for those directors may call a special meeting of shareholders; or

               b. The Superior Court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.

                                       3.
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                                      IV.

                                    Bylaws

     A. The Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors.

     B. Subject to paragraph (b) of Section 44 of the corporation's Bylaws, the shareholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

                                       V.

                                  Shareholders

     A. No action shall be taken by the shareholders of the corporation except at an annual or special meeting of shareholders called in accordance with the Bylaws.

     B. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the corporation shall be given in the manner provided by the Bylaws of the corporation.

     C.

          1. No shareholder of this Corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of this Corporation or to any obligations convertible into stock of this Corporation, or to any warrant or option for the purchase thereof, except to the extent provided by resolution or resolutions of the Board of Directors establishing a series of Preferred Stock or by written agreement with this Corporation.

          2. The approval of any plan of merger, plan of share exchange, sale, lease, exchange or other disposition of all, or substantially all, of the Corporation's property otherwise than in the usual and regular course of business, or proposal to dissolve, shall require the affirmative vote of the holders of not less than a majority of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation. At any time when the corporation is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, pursuant to the authority granted under RCW 23B.10.030, RCW 23B.11.030, RCW 23B.12.020, and RCW 23B.14.020,

                                       4.
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the vote of shareholders of this Corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the Corporation not in the usual and regular course of business, or dissolution of the Corporation shall be a majority of all of the votes entitled to be cast by each voting group, regardless of whether or not the corporation is a "public company," as that term is defined in Section 23B.01.400 of the Act.

                                      VI.

                         Liability and Indemnification

     A. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director, which conduct takes place on or after the date this Article VI becomes effective, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct violating RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after this Article VI becomes effective, the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be deemed eliminated or limited to the fullest extent permitted by the Act, as so amended.

     B. The corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the articles of incorporation, to the full extent and under all circumstances permitted by applicable law. If, after this Article VI becomes effective, the Act is amended to authorize corporate action further extending indemnification of directors, then the indemnification of a director of the corporation shall be deemed extended to the fullest extent permitted by the Act, as so amended.



     C. This corporation is authorized to provide indemnification of agents (as defined is Section 317 of the CGCL) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times the corporation is subject to Section 2115(b), to the limits on such excess indemnification set forth in Section 204 of the CGCL.

     D. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                       5.
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                                     VII.

                                 Other Matters

     A. Except as otherwise provided in these Articles, as amended from time to time, the corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are granted subject to this reservation.

     B. The corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Washington, including these Articles or any amendments hereto, without the necessity of special shareholder approval of such corrections.

     C. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law or by these Amended and Restated Articles of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal the Articles.



     In Witness Whereof, these Articles have been subscribed this           day
of November, 2000 by the undersigned who affirms that the statements made herein are true and correct.


                              ____________________________________________
                              Christopher P. Mottern
                              President and Chief Executive Officer

                                       6.